Exhibit 99.1

BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
PRO FORMA FINANCIAL INFORMATION
(Unaudited)

The following pro forma consolidated financial statements have been prepared to provide pro forma information with regard to a real estate disposition. The unaudited pro forma consolidated financial statement should be read in conjunction with Black Creek Diversified Property Fund Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2019.
On May 6, 2019, the Company sold a wholly owned office property located in San Francisco, California, comprising approximately 263,000 square feet (referred to as “655 Montgomery”). The accompanying unaudited pro forma consolidated balance sheet as of December 31, 2018 and statement of operations for the year ended December 31, 2018 have been prepared to give effect to the disposition of certain assets and liabilities related to 655 Montgomery as if the transaction had occurred as of January 1, 2018.

These unaudited pro forma financial statements were prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the disposition of 655 Montgomery been consummated as of the dates indicated.

BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2018
(Unaudited

(in thousands, except per share data)	Company Historical (1)	Disposition (2)	Consolidated Pro Forma
ASSETS
Net investment in real estate properties	$1,507,112	$(105,415)	$1,401,697
Debt-related investments, net	10,680	—	10,680
Cash and cash equivalents	10,008	81,972	91,980
Restricted cash	7,030	—	7,030
Other assets	46,272	(2,446)	43,826
Total assets	$1,581,102	$(25,889)	$1,555,213
LIABILITIES AND EQUITY
Liabilities
Accounts payable and accrued expenses	$31,580	$(11)	$31,569
Debt, net	1,001,298	(97,525)	903,773
Intangible lease liabilities, net	47,196	(146)	47,050
Financing obligations, net	52,336	—	52,336
Other liabilities	37,679	(3,833)	33,846
Total liabilities	1,170,089	(101,515)	1,068,574
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value—200,000 shares authorized, none issued and outstanding	—	—	—
Class E common stock, $0.01 par value—500,000 shares authorized, 77,390 shares issued and outstanding	774	—	774
Class T common stock, $0.01 par value—500,000 shares authorized, 2,783 shares issued and outstanding	28	—	28
Class S common stock, $0.01 par value—500,000 shares authorized, 10,516 shares issued and outstanding	105	—	105
Class D common stock, $0.01 par value—500,000 shares authorized, 2,778 shares issued and outstanding	28	—	28
Class I common stock, $0.01 par value—500,000 shares authorized, 37,385 shares issued and outstanding	374	—	374
Additional paid-in capital	1,199,736	—	1,199,736
Distributions in excess of earnings	(867,849)	75,626	(792,223)
Accumulated other comprehensive income	522	—	522
Total stockholders’ equity	333,718	75,626	409,344
Noncontrolling interests	77,295	—	77,295
Total equity	411,013	75,626	486,639
Total liabilities and equity	$1,581,102	$(25,889)	$1,555,213

(1)
Reflects the Company’s historical consolidated balance sheet as of December 31, 2018. Refer to the Company’s historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2019.

(2)
Represents the pro forma adjustments to reflect the disposition of 655 Montgomery as if the sale had occurred on December 31, 2018. This includes the elimination of the related assets and liabilities. Upon closing of the disposition, the Company paid off the related mortgage note and a mezzanine loan.

BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(Unaudited)

(in thousands, except per share data)	Company Historical (1)	Disposition (2)	Consolidated Pro Forma
Revenues:
Rental revenues	$189,631	$(14,011)	$175,620
Debt-related income	694	—	694
Total revenues	190,325	(14,011)	176,314
Operating expenses:
Rental expenses	61,667	(5,819)	55,848
Real estate-related depreciation and amortization	57,866	(3,854)	54,012
General and administrative expenses	8,817	—	8,817
Advisory fees, related party	14,149	—	14,149
Impairment of real estate property	14,648	—	14,648
Total operating expenses	157,147	(9,673)	147,474
Other (expenses) income:
Interest expense	(48,358)	5,322	(43,036)
Gain on sale of real property	14,093	—	14,093
Other expense	(251)	45	(206)
Total other expenses	(34,516)	5,367	(29,149)
Net loss	(1,338)	1,029	(309)
Net loss attributable to noncontrolling interests	101	—	101
Net loss attributable to common stockholders	$(1,237)	$1,029	$(208)
Weighted-average shares outstanding—basic	128,740		128,740
Weighted-average shares outstanding—diluted	139,674		139,674
Net loss attributable to common stockholders per common share—basic and diluted	$(0.01)		$(0.00)

(1)
Reflects the Company’s historical consolidated statement of operations for the year ended December 31, 2018. Refer to the Company’s historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2019.

(2)
Represents adjustments to reflect the disposition of 655 Montgomery as if the sale had occurred on January 1, 2018. Amounts reflect the historical operations of 655 Montgomery that are included in the Company's historical statement of operations for the year ended December 31, 2018. The gross sales price of the 655 Montgomery disposition was approximately $191.5 million, less closing costs and customary closing provisions. As of December 31, 2018, the Company's accounting basis (net of accumulated depreciation and amortization) for 655 Montgomery was approximately $105.4 million. The estimated gain has not been included in the pro forma consolidated statement of operations.

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